EXHIBIT NO. 99.(a) 27

MFS SERIES TRUST I

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

ESTABLISHMENT AND DESIGNATION

OF CLASSES

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”) of MFS Series Trust I, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS U.S. Government Cash Reserve Fund (the “Fund”), a series of the Trust, to create additional classes of shares, within the meaning of Section 6.10, as follows:

1.              The additional classes of Shares are designated “Class I Shares” and “Class R6 Shares”;

2.              Class I Shares and Class R6 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3.              The purchase price of Class I Shares and Class R6 Shares, the method of determination of the net asset value of Class I Shares and Class R6 Shares, the price, terms and manner of redemption of Class I Shares and Class R6 Shares, any conversion feature of Class I Shares and Class R6 Shares, and relative dividend rights of holders of Class I Shares and Class R6 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended;

4.              All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5.              A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

Pursuant to Section 6.11 of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of August 9, 2018, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

STEVEN E. BULLER	ROBERT J. MANNING
Steven E. Buller	Robert J. Manning
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

JOHN A. CAROSELLI	CLARENCE OTIS, JR.
John A. Caroselli	Clarence Otis, Jr.
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

MAUREEN R. GOLDFARB	MARYANNE L. ROEPKE
Maureen R. Goldfarb	Maryanne L. Roepke
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

MICHAEL HEGARTY	ROBIN A. STELMACH
Michael Hegarty	Robin A. Stelmach
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

JOHN P. KAVANAUGH	LAURIE J. THOMSEN
John P. Kavanaugh	Laurie J. Thomsen
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199